Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 1, 2021, by and among Sky Harbour LLC, a Delaware limited liability company (the “Company”), Yellowstone Acquisition Company, a Delaware corporation (“Buyer”), BOC Yellowstone LLC, a Delaware limited liability company (“Sponsor I”) and BOC Yellowstone II LLC, a Delaware limited liability company (“Sponsor II” and, together with Sponsor I, “Sponsors”, and each a “Sponsor”), and as to Section 4.11, Boston Omaha Corporation, a Delaware corporation (“Boston Omaha”). The Company, Buyer, and each Sponsor are collectively referred to herein as the “Parties” and each a “Party”.

WHEREAS, Buyer and Company are concurrently herewith entering into an Equity Purchase Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement);

WHEREAS, each Sponsor is, as of the date of this Agreement, the sole legal owner of the number and class of shares of Buyer Common Stock and Buyer Warrants set forth opposite each such Sponsor’s name on Schedule A hereto (such Buyer Common Stock and Buyer Warrants, together with any other Buyer Common Stock the voting power over which is acquired by any Sponsor during the period from the date hereof and through the date on which this Agreement terminates in accordance with Section 4.6 hereof (the “Voting Period”), being collectively referred to herein as the “Subject Shares”); and

WHEREAS, in order to induce the Company to enter into the transactions contemplated in the Business Combination Agreement and the Additional Agreements (the “Transactions”) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows.

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I
Representations and Warranties of Sponsors

Each Sponsor hereby represents and warrants to the Company and Buyer as follows:

1.1    Organization and Standing. Such Sponsor has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Sponsor is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

1.2    Authorization; Binding Agreement. Such Sponsor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of such Sponsor are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Sponsor and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, subject to the Remedies Exception.

1.3    Governmental Approvals. No consent of or with any Authority on the part of such Sponsor is required to be obtained or made in connection with the execution, delivery or performance by such Sponsor of this Agreement or the consummation by such Sponsor of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4    Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Sponsor will not (a) conflict with or violate any provision of the Organizational Documents of such Sponsor, (b) conflict with or violate any Law, permit, Order or Consent applicable to such Sponsor or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Sponsor under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Sponsor under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Sponsor, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5    Subject Shares. As of the date of this Agreement, such Sponsor is the sole legal owner of the Buyer Common Stock and Buyer Warrants set forth opposite such Sponsor’s name on Schedule A hereto, and all such Subject Shares are owned by such Sponsor free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of Buyer or applicable federal or state securities laws. Such Sponsor does not legally own any shares of Buyer other than the Subject Shares. Such Sponsor has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement, the Letter Agreement, dated as of October 21, 2020, among Sponsor I, Buyer and certain of Buyer’s officers and directors (the “Letter Agreement”), or the Organizational Documents of Buyer.

1.6    Business Combination Agreement. Such Sponsor understands and acknowledges that the Company and Buyer are entering into the Business Combination Agreement in reliance upon each such Sponsor’s execution, delivery and performance of this Agreement. Such Sponsor has received a copy of the Business Combination Agreement and is familiar with the terms thereof.

ARTICLE II
Representations and Warranties of Buyer

Buyer hereby represents and warrants to Sponsors and the Company as follows:

2.1    Organization and Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2    Authorization; Binding Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Remedies Exception.

2.3    Governmental Approvals. No consent of or with any Authority on the part of Buyer is required to be obtained or made in connection with the execution, delivery or performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4    Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Buyer will not (a) conflict with or violate any provision of Organizational Documents of Buyer, (b) conflict with or violate any Law, permit, Order or Consent applicable to Buyer or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Buyer under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Buyer under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Buyer, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III
Representations and Warranties of the Company

The Company hereby represents and warrants to Buyer and Sponsors as follows:

3.1    Organization and Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2    Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Remedies Exception.

3.3    Governmental Approvals. No consent of or with any Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4    Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, permit, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV
Agreement to Vote; Certain Other Covenants of Sponsor

Each Sponsor covenants and agrees during the term of this Agreement as follows:

4.1    Agreement to Vote.

(a)    In Favor of the Transactions. At any duly called meeting of the stockholders of Buyer called during the Voting Period to seek the approval of the stockholders of Buyer with respect to the Buyer Stockholder Approval Matters, or at any adjournment thereof, or in connection with any written consent of the stockholders of Buyer or in any other duly authorized circumstances upon which a vote, consent or other approval is properly sought with respect to the Transactions or any Buyer Stockholder Approval Matters, each Sponsor shall (i) if a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable), in person or by proxy, the Subject Shares in favor of approving the Buyer Stockholder Approval Matters or, if there are insufficient votes in favor of approving the Buyer Stockholder Approval Matters, in favor of the adjournment such meeting of the stockholders of Buyer to a later date.

(b)    Against Other Transactions. At any duly called meeting of stockholders of Buyer called during the Voting Period or at any adjournment thereof, or in connection with any written consent of the stockholders of Buyer or in any other duly authorized circumstances upon which Sponsors’ vote, consent or other approval is properly sought, each Sponsor shall vote (or cause to be voted), in person or by proxy, the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Transactions), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Buyer or any public offering of any shares of Buyer, other than in connection with the Transactions, (ii) any offer or proposal relating to an Alternative Proposal, and (iii) any amendment of Organizational Documents of Buyer or other proposal or transaction involving Buyer or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay, adversely affect, prevent or nullify any provision of the Business Combination Agreement or any Additional Agreement, the Transactions or change in any manner the voting rights of any class of Buyer’s share capital.

(c)    Revoke Other Proxies. Each Sponsor represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents of Buyer and the Letter Agreement.

(d)    Irrevocable Proxy. Each Sponsor hereby appoints the Company and any individual designated in writing by the Company, and each of them individually, during the Voting Period (upon expiration of which this proxy shall automatically be revoked) as such Sponsor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Sponsor, to vote the Subject Shares, or grant a written consent until the expiration of the Voting Period in respect of the Subject Shares in a manner consistent with Section 4.1(a). Each Sponsor understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Agreement. The irrevocable proxy granted hereunder shall only terminate upon the termination of this Agreement or earlier expiration of the Voting Period.

(e)    Other than (x) pursuant to this Agreement, (y) upon the consent of the Company and Buyer or (z) to an Affiliate of such Sponsor (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and Buyer, agreeing to be bound by this Agreement to the same extent as such Sponsor was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement or earlier expiration of the Voting Period, each Sponsor shall not, directly or indirectly, grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other similar agreement, with respect to voting any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the Organizational Documents of Buyer, or as otherwise agreed to by Company and Buyer.

4.2    No Transfer. Other than (x) pursuant to this Agreement, (y) upon the consent of the Company and Buyer or (z) to an Affiliate of such Sponsor (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and Buyer, agreeing to be bound by this Agreement to the same extent as such Sponsor was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement or earlier expiration of the Voting Period, each Sponsor shall not, directly or indirectly (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Transactions. Any action attempted to be taken in in violation of the preceding sentence will be null and void. Except as otherwise permitted, each Sponsor agrees with, and covenants to, the Company and Buyer that such Sponsor shall not request that Buyer register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3    No Redemption. Such Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Sponsor shall not elect to cause Buyer to redeem any Subject Shares now or at any time legally or beneficially owned by such Sponsor, or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Business Combination Agreement or otherwise.

4.4    New Shares. In the event that prior to the Closing (i) any Buyer Common Stock or other securities are issued or otherwise distributed to any Sponsor pursuant to any stock dividend or distribution, or any change in any of the Buyer Common Stock or other share capital of Buyer by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) any Sponsor acquires legal or beneficial ownership of any Buyer Common Stock after the date of this Agreement, including upon exercise of options, settlement of restricted share units or capitalization of working capital loans or (iii) any Sponsor acquires the right to vote or share in the voting of any Buyer Common Stock after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.5    Sponsor Letter Agreement. Each of Sponsor and Buyer hereby agree to comply with, and fully perform all of its obligations, covenants and agreements set forth in the Letter Agreement; and agree that from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the Letter Agreement, except as otherwise provided for under this Agreement, the Business Combination Agreement or any Additional Agreement, unless otherwise agreed to by the parties thereto in furtherance of the transactions contemplated by the Business Combination Agreement.

4.6    Termination. This Agreement shall automatically terminate without any further action of the Parties, and none of the Parties shall have any rights, obligations, or liabilities hereunder other than obligations or liabilities for any willful and material breach of this Agreement or fraud by such Party occurring prior to such termination, and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the Closing (provided, however, that upon such termination, this Section 4.6, Section 4.7, Section 5.1 and Section 5.2 shall survive indefinitely), (ii) the termination of the Business Combination Agreement in accordance with its terms, and (iii) as to each Sponsor, the mutual written consent of Company and such Sponsor.

4.7    Additional Matters. Each Party shall, from time to time at the other Party’s request, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments necessary or desirable to consummate the transactions contemplated by this Agreement.

4.8    No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

4.9    No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative of any Sponsor or by any direct or indirect shareholder of Sponsor that is a natural person, in each case, in his or her capacity as a director or officer of Buyer.

4.10    Waiver of Anti-Dilution Protection. Each Sponsor hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the ability to adjust the Initial Conversion Ratio (as defined in the Buyer Charter (as defined below)) set forth in Section 4.3(b) of Buyer’s Certificate of Incorporation dated as of October 21, 2020 (the “Buyer Charter”) in connection with the Business Combination Agreement. Notwithstanding the foregoing, the Company acknowledges and agrees that the number of shares of Buyer Class A Common Stock into which all of the outstanding shares of Buyer Class B Common Stock shall convert shall be 3,399,724 shares of Buyer Class A Common Stock, without further deduction or modification, other than in connection with any stock split, reverse stock, split, stock dividend or any similar adjustment.

4.11    Back-Stop.

(a)          If, at the time of the Closing, the Available Buyer Funding (disregarding clause (z) of the definition of “PIPE Financing Amount”) would be less than the Minimum Available Buyer Funding Amount, then Boston Omaha shall, or shall cause one or more of its affiliates to, purchase shares of PubCo Class A Common Stock through a combination (as determined by Boston Omaha in its discretion) of (x) cash and (y) a number of Back-Stop Shares (free and clear of all Liens) with an aggregate Share Value, (the sum of (x) and (y) being the “Back-Stop Amount”), sufficient to cause Available Buyer Funding to equal Minimum Available Buyer Funding Amount. Boston Omaha and its affiliates making such purchase shall receive in exchange for payment of the Back-Stop Amount that number of shares of PubCo Class A Common Stock equal to (xx) the Back-Stop Amount, divided by (yy) ten (10). Notwithstanding any other provision in this Section 4.11, in no event shall the Back-Stop Amount exceed the sum of $45 million.

(b) Any and all sums due under this Section 4.11 shall be paid in the manner as described in Section 4.11(a) at the Closing by wire transfer and/or acceptable transfer of Back-Stop Shares.

ARTICLE V
General Provisions.

5.1    Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and Buyer hereto in accordance with Section 8.1 of the Business Combination Agreement and to each Sponsor at its address set forth on Schedule A hereto (or at such other address for a Party as shall be specified by like notice).

5.2    Governing Law. This Agreement, and all Actions or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be construed and enforced in accordance with and governed by the Laws (both substantive and procedural) of the State of Delaware, without giving effect to the conflicts of Laws principles thereof.

5.3    Miscellaneous. The provisions of Article VII of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each Party has duly executed this Agreement, all as of the date first written above.

SKY HARBOUR LLC

Signature: Tal Keinan

Name: Tal Keinan

Title: Chief Executive Officer

[Signature Page to Sponsor Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement, all as of the date first written above.

YELLOWSTONE ACQUISITION COMPANY

Signature: Alex B. Rozek

Name: Alex B. Rozek

Title: President

[Signature Page to Sponsor Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement, all as of the date first written above.

BOC YELLOWSTONE LLC

Signature: Alex B. Rozek

Name: Alex B. Rozek

Title: President

[Signature Page to Sponsor Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement, all as of the date first written above.

BOC YELLOWSTONE II LLC

Signature: Alex B. Rozek

Name: Alex B. Rozek

Title: President

[Signature Page to Sponsor Voting and Support Agreement]

Schedule A

Sponsor / Address	Number and Class of Buyer Common Stock	Number of Buyer Warrants
BOC Yellowstone LLC	3,193,474	7,719,779
BOC Yellowstone II LLC	206,250	0

Schedule A